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                                                        EXHIBIT 21


                                               SUBSIDIARIES OF THE COMPANY
                                                                                                   JURISDICTION
            PARENT                                     SUBSIDIARY                                OF INCORPORATION
-------------------------------      -----------------------------------------------      ------------------------------
American Business                    American Business Credit, Inc. ("ABC")                        Pennsylvania
Financial Services, Inc.
("ABFS")
             ABFS                    ABFS Securities, Inc.                                           Delaware
              ABC                    Processing Service Center, Inc.                               Pennsylvania
              ABC                    HomeAmerican Credit, Inc.(1)                                  Pennsylvania
              ABC                    HomeAmerican Consumer Discount, Inc.                          Pennsylvania
              ABC                    American Business Leasing, Inc.                               Pennsylvania
              ABC                    ABC Holdings Corporation                                      Pennsylvania
              ABC                    American Business Finance Corporation                           Delaware
             ABFS                    ABFS 1995-1, Inc.                                               Delaware
             ABFS                    ABFS 1995-2, Inc.                                               Delaware
             ABFS                    ABFS 1996-1, Inc.                                               Delaware
             ABFS                    ABFS 1996-2, Inc.                                               Delaware
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(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.